Exhibit 24.2

POWER OF ATTORNEY

The undersigned member of the Board of Directors of QUALITY DISTRIBUTION, INC., a Florida corporation, (the Company) does hereby constitute and appoint each of Gerald L. Detter and Timothy B. Page, or either of them, his true and lawful attorney-in-fact and agent, to execute, by manual or facsimile signature, electronic transmission, or otherwise, that certain Registration Statement on Form S-3 relating to the sale by the Company and certain selling shareholders of the common stock of the Company; and to do any and all acts and things in his name and on his behalf in his capacity as a director and to execute any and all instruments for him and in his name that said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with said Registration Statement, including specifically, but without limitation, power and authority to sign for him any and all amendments (including post-effective amendments) thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall lawfully do or cause to be done by virtue hereof.

/s/ John J. Suydam
John J. Suydam